                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of Aztar Corporation of our reports dated February 3, 1999 relating to the consolidated financial statements and financial statement schedule of Aztar Corporation and of the financial statements of Tropicana Enterprises, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
May 26, 1999